UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 27, 2021

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1712 Pioneer Ste 500

Cheyenne, WY, 82001

(Address of principal executive offices)

(315) 701-1031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

An emergency board meeting was called on October 25, 2021 of the Board of Directors of Greenplex Services Inc. (the “Company”). Quorum was met as all of the Company’s directors were present. The purpose of the meeting was to ratify the decision to appoint Joseph Passalaqua (“Passalaqua”) as the Company’s Sole Officer and Director.

It was ratified and resolved today, that the Company’s Board of Directors, officially comprised of Walter Weekes, Sr., and Kim S. Halvorson, cannot function as proper stewards for the Company and provide the services needed to maintain the Company.

The reason for the determination that Walter Weekes, Sr. nor Kim S. Halvorson are no longer able to perform their duties are as follows:

1.Passalaqua appointed himself as C.E.O. without proper authorization by the Company’s Board of Directors.

2.Passalaqua filed unauthorized annual reports with the State of Nevada which erroneously listed him as sole officer and director.

3.Passalaqua’s filing of erroneous annual reports incorrectly reported that Halvorson and Weeks were not directors of the Company.

4.The Board and the Company have made repeated attempts to contact Passalaqua by telephone and email for over 5 months with no response from Passalaqua .

5.Passalaqua had applied for access to attempt registering for OTC Markets without consent of the Company.

This report on Form 8-K notice serves as a notification to the SEC, OTC Markets and all investors that Halvorson and Weekes, Sr. cannot perform any duties for the benefit of the Company and is hereby giving notice to all that a claim against Passalaqua and/or the Company for damages, financial, and punitive, as well as defamation will be initiated expeditiously.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: October 28, 2021

GREENPLEX SERVICES, INC.

By:	/s/ Kim Halvorson
Kim Halvorson, CFO